Exhibit 99.1

PROVIDENCE SERVICE CORPORATION

AT THE COMPANY	AT FINANCIAL RELATIONS BOARD
Fletcher McCusker – Chairman and CEO	Alison Ziegler - General Information
Kate Blute – Director of Investor and Public Relations	Susan Garland – Analyst Information
520/747-6600	212/445-8300
Cynthia Martin – Media Information
312/640-6741

FOR IMMEDIATE RELEASE

Providence Service Corporation Reports Record

Second Quarter 2004 Financial Results

Highlights:

•	Total revenue grew 41% to $20.7 million, the fourth consecutive quarter of record revenue

•	Managed revenue grew 88% to a record $29.1 million

•	Total client census grew to 18,299 from 12,561 a year ago, a 46% increase

•	Acquisition of Aspen Community Services in July is expected to contribute $21 million in annual revenue

TUCSON, ARIZONA – August 4, 2004 -- The Providence Service Corporation (Nasdaq: PRSC) today announced financial results for the second quarter ended June 30, 2004.

For the second quarter of 2004, the Company reported net income available to common stockholders of $1.5 million, a 123% increase from $655,000 in the quarter ended June 30, 2003. Earnings were $0.15 per diluted share based on shares outstanding of 9.7 million in the second quarter of 2004 compared to $0.14 per diluted share in the prior year period on 5.5 million shares outstanding. Revenue was $20.7 million for the second quarter of 2004, an increase of 41% from $14.7 million for the same quarter last year. Providence’s direct client census grew to 7,075 at June 30, 2004, a 48% increase from 4,787 at June 30, 2003. The number of direct contracts increased to 160 at June 30, 2004 from 118 at June 30, 2003.

For the first six months of 2004, the Company reported net income available to common stockholders of $2.6 million, or $0.28 per diluted share on 9.2 million shares outstanding. This compares to net income available to common stockholders of $1.1 million, or $0.26 per diluted share, based on 5.5 million shares outstanding for the same period last year. Revenue increased 39% to $39.1 million from $28.1 million for the prior year period.

Managed revenue, which represents revenue of the not-for-profit social services organizations the Company manages in return for a negotiated management fee,

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5524 E. Fourth Street • Tucson, Arizona 85711 • Tel 520/747-6600 • Fax 520/747-6605 • www.provcorp.com

Providence Service Corporation Reports Second Quarter Financial Results

increased 88% to $29.1 million from $15.5 million for the same quarter one year ago. For the six months ended June 30, 2004, managed revenue increased 63% to $49.5 million from $30.3 million for the same period last year. Managed revenue is presented to provide investors with an additional measure of the size and depth of the operations under Providence’s direction and can help investors understand trends in management fee revenue. Managed client census grew to 11,224 at June 30, 2004 as compared to 7,774 at June 30, 2003. Contracts of managed entities grew from 58 to 92 year over year.

Fletcher McCusker, Chairman and CEO of Providence, commented, “We are extremely pleased to be able to report our fourth consecutive quarter of record revenue and earnings since going public in August of last year. Our revenue and client census growth continues to benefit from the overall growth in the privatization of social services as well as the confidence our government sector clients have in our capabilities to provide alternatives to institutional care. The growth in our management fees, initial synergies realized from our acquisitions, as well as the ramp up of several large contracts also helped to drive an improvement in our operating margins, which increased to over 12% in the quarter. We believe we are absolutely in the right place at the right time.”

“With the Aspen transaction, our third since the IPO and our largest to date, we have entered two new markets, California and Nevada, and added drug court treatment to our service offerings,” added Mr. McCusker. “We also continue to have a solid new business pipeline which currently is at approximately $11 million.”

“Accretion from the Aspen transaction and the recently announced management contracts in New England will fully offset the dilution resulting from the follow-on offering closed last quarter and are expected to add at least $0.01 per share for 2004. As a result, we are increasing our 2004 guidance of $0.70 to $0.72 per share to $0.71 to $0.73 per share. We also expect Aspen to generate estimated annual revenue of $21 million and contribute approximately $0.07 to $0.08 per share for 2005,” concluded Mr. McCusker.

Providence will hold a conference call at 11:00 a.m. ET (9:00 a.m. MT, 8:00 a.m. PT) on Thursday, August 5, 2004. Interested parties are invited to listen to the call live over the Internet at www.provcorp.com or www.fulldisclosure.com or by dialing (800) 257-3401. International callers should dial (303) 262-2131. A replay of the teleconference will be available on www.provcorp.com and www.fulldisclosure.com. A replay will also be available until August 12, 2004 by dialing (800) 405-2236 or (303) 590-3000, and using passcode 11004931.

Providence Service Corporation, through its owned and managed entities, provides home and community based social services to government sponsored clients under programs such as welfare, juvenile justice, Medicaid and corrections. Providence operates no beds, treatment facilities, hospitals, or group homes preferring to provide

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Providence Service Corporation Reports Second Quarter Financial Results

services in the client’s own home or other community setting. Through its owned and managed entities, Providence maintains 252 government contracts in 19 states and the District of Columbia as of June 30, 2004.

Certain statements herein, such as any statements about Providence’s confidence or strategies or its expectations about revenues, results of operations, profitability, contracts or market opportunities, constitute “forward-looking statements” within the meaning of the private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause Providence’s actual results or achievements to be materially different from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, reliance on government-funded contracts, risks associated with government contracting, risks involved in managing government business, legislative or policy changes, challenges resulting from growth or acquisitions, adverse media and legal, economic and other risks detailed in Providence’s other filings with the Securities and Exchange Commission. Words such as “believe,” “demonstrate,” “expect,” “estimate,” “anticipate,” “should” and “likely” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Providence undertakes no obligation to update any forward-looking statement contained herein.

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Providence Service Corporation Reports Second Quarter Financial Results

The Providence Service Corporation

Condensed Consolidated Statements of Operations

(in thousands except share and per share data)

(UNAUDITED)

	Three months ended June 30		Six months ended June 30
	2004	2003	2004	2003
Revenues:
Home and community based services	$14,739	$10,570	$27,713	$20,086
Foster care services	3,251	2,610	6,510	5,149
Management fees	2,689	1,500	4,911	2,859

	20,679	14,680	39,134	28,094
Operating expenses:
Client service expense	15,091	11,153	28,841	21,621
General and administrative expense	2,845	1,592	5,408	2,837
Depreciation and amortization	248	217	476	486

Total operating expenses	18,184	12,962	34,725	24,944

Operating income	2,495	1,718	4,409	3,150
Other (income) expense:
Interest expense	109	570	228	1,124
Interest income	(46)	(8)	(88)	(17)
Equity in earnings of unconsolidated affiliate	—	(77)	—	(134)

Income before income taxes	2,432	1,233	4,269	2,177
Provision for income taxes	973	481	1,708	840

Net income	1,459	752	2,561	1,337
Preferred stock dividends	—	97	—	193

Net income available to common stockholders	$1,459	$655	$2,561	$1,144

Earnings per common share:
Basic	$0.15	$0.30	$0.29	$0.52

Diluted	$0.15	$0.14	$0.28	$0.26

Weighted-average number of common shares outstanding:
Basic	9,430,894	2,200,873	8,961,734	2,193,133
Diluted	9,676,271	5,498,760	9,229,315	5,491,020

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Providence Service Corporation Reports Second Quarter Financial Results

The Providence Service Corporation

Condensed Consolidated Balance Sheets

(in thousands except share and per share data)

	June 30 2004	December 31 2003
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$15,947	$15,004
Accounts receivable, net of allowance of $100,469 and $69,000	11,636	9,199
Held-to-maturity investments	3,998	3,973
Management fee receivable	3,173	3,577
Prepaid expenses and other	1,473	947
Deferred tax asset	617	617

Total current assets	36,844	33,317
Property and equipment, net	2,113	1,772
Note receivable from not-for-profit affiliate	1,282	407
Goodwill	20,380	13,429
Intangible assets, net	2,773	986
Deferred tax asset	1,543	1,543
Other assets	1,773	1,834

Total assets	$66,708	$53,288

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,522	$1,001
Accrued expenses	5,032	4,732
Current portion of capital lease obligations	97	89
Current portion of long-term obligations	135	1,494

Total current liabilities	6,786	7,316
Capital lease obligations, less current portion	88	139
Long-term obligations, less current portion	900	2,100

Stockholders' equity:
Common stock: Authorized 40,000,000 shares; $0.001 par value; 9,464,234 and 8,481,839 issued and outstanding (including treasury shares)	9	8
Additional paid-in capital	64,592	51,773
Accumulated deficit	(5,368)	(7,930)

	59,233	43,851
Less 146,905 and 135,501 treasury shares, at cost	299	118

Total stockholders' equity	58,934	43,733

Total liabilities and stockholders' equity	$66,708	$53,288

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Providence Service Corporation Reports Second Quarter Financial Results

The Providence Service Corporation

Condensed Consolidated Statements of Cash Flows

(in thousands)

(UNAUDITED)

	Six months ended June 30
	2004	2003
Operating activities
Net income	$2,561	$1,337
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	316	240
Amortization	160	246
Amortization of deferred financing costs and discount on investment	43	—
Stock compensation	86	87
Equity in earnings of unconsolidated affiliate	—	(134)
Changes in operating assets and liabilities, net of effects of acquisitions:
Trade accounts receivable, net	(2,173)	(2,432)
Management fee receivable	425	(1,385)
Prepaid expenses and other	(823)	(463)
Accounts payable	454	(443)
Accrued expenses	(72)	906

Net cash provided by (used in) operating activities	977	(2,041)
Investing activities
Purchase of property and equipment	(442)	(335)
Acquisition of businesses, net of cash acquired	(7,057)	(1,858)
Note receivable from unconsolidated affiliate	(875)	—
Restricted cash for contract performance	(613)	—
Distributions received from unconsolidated affiliate	—	63

Net cash used in investing activities	(8,987)	(2,130)
Financing activities
Net borrowings (payments) on revolving note	(59)	1,707
Payments of capital leases	(42)	(91)
Repayments of short-term debt	(1,400)	—
Repayments of long-term debt	(2,100)	—
Proceeds from common stock issued pursuant to stock option exercise, net	390	1
Proceeds from common stock offering, net	12,164	(74)
Proceeds from long-term debt	—	3,038
Debt financing costs	—	(137)

Net cash provided by financing activities	8,953	4,444

Net change in cash	943	273
Cash at beginning of period	15,004	1,019

Cash at end of period	$15,947	$1,292

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